Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211115

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 27, 2018

Prospectus supplement

(To prospectus dated May 4, 2016)

$440,000,000

Ordinary shares

Wright Medical Group N.V. is offering $440,000,000 of its ordinary shares.

On August 24, 2018, Wright Medical Group, Inc. (WMGI), a Delaware corporation and an indirect, wholly owned subsidiary of Wright Medical Group N.V., a Dutch public limited liability company (naamloze vennootschap) (the Company), entered into an Agreement and Plan of Merger (Merger Agreement) with Braves WMS, Inc. (Merger Sub), a Delaware corporation and a wholly owned subsidiary of WMGI, the Company, solely for the limited purposes contained therein, Cartiva, Inc. (Cartiva), a Delaware corporation, and Fortis Advisors LLC, a Delaware limited liability company, as representative of the stockholders of Cartiva. Pursuant to the Merger Agreement, Merger Sub will merge with and into Cartiva, with Cartiva surviving the merger as a wholly owned subsidiary of WMGI (Cartiva Transaction). Although we intend to use the net proceeds from this offering to pay the consideration for the Cartiva Transaction and to pay related fees and expenses, this offering is not contingent on the consummation of the Cartiva Transaction. If the Cartiva Transaction is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, as described under “Use of Proceeds.”

Our ordinary shares trade on the Nasdaq Global Select Market under the symbol “WMGI.” On August 24, 2018, the last sale price of our ordinary shares on the Nasdaq Global Select Market was $27.97 per share.

	Per share	Total

Public offering price	$

Underwriting discounts and commissions	$

Proceeds to Wright, before expenses	$

Investing in our ordinary shares involves risks. See “Risk factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about August     , 2018.

Underwriter

J.P. Morgan

August     , 2018

i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated May 4, 2016, which gives more information about us and our ordinary shares. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document will control. The information in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may file and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the other dates specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you.

Neither we nor the underwriter are making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may file together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should not assume that the information contained in or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read that registration statement, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety, including all amendments, exhibits, schedules and amendments thereto.

As used in this prospectus supplement, “Wright,” the “Company,” “we,” “us,” “our” and similar references refer to Wright Medical Group N.V. and its subsidiaries and the term “ordinary shares” refers to our ordinary shares, par value €0.03 per share.

Note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain, or will contain, “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this prospectus supplement, and we undertake no obligation to update such statements after this date. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section entitled “Risk Factors” of this prospectus supplement and the risk factors and cautionary statements described in other documents that we file from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically under “Risk Factors,” including the risks described under “Part I—Item 1A. Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated herein by reference, any amendment or update thereto reflected in subsequent filings with the SEC, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2018 and July 1, 2018, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus supplement that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the SEC. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, without limitation:

•	inability to achieve or sustain profitability;

•	failure to realize the anticipated benefits from previous acquisitions and dispositions, as well as the Cartiva Transaction;

•	failure to close the Cartiva Transaction for any reason, or any issues related to the integration of the acquired business or the retention of Cartiva employees;

•	failure to obtain anticipated commercial sales of our AUGMENT® Bone Graft products in the United States;

•	failure to realize the anticipated benefits of the 2017 additions to our direct U.S. lower extremities and biologics sales force;

•	liability for product liability claims on hip/knee (OrthoRecon) products sold by Wright Medical Technology, Inc. (WMT) prior to the divestiture of the OrthoRecon business;

•

risks and uncertainties associated with our metal-on-metal master settlement agreements and the settlement agreements with certain of our insurance companies, including, without limitation, the resolution of the remaining unresolved claims, the effect of the broad release of certain insurance coverage for present and future claims, and the resolution of WMT’s dispute with the remaining carriers;

•	adverse outcomes in existing product liability litigation;

•	copycat claims against our modular hip systems resulting from a competitor’s recall of its modular hip product;

•

the ability of a creditor of any one particular entity within our corporate structure to reach the assets of the other entities within our corporate structure not liable for the underlying claims of the one particular entity, despite our corporate structure which is intended to ring-fence liabilities;

•	new product liability claims;

•	pending and future other litigation, which could have an adverse effect on our business, financial condition, or operating results;

•	challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others;

•	the possibility of private securities litigation or shareholder derivative suits;

•	inadequate insurance coverage;

•

inability to generate sufficient cash flow to satisfy our capital requirements, including future milestone payments, and existing debt, including the conversion features of our convertible senior notes, or refinance our existing debt as it matures;

•	risks associated with our credit, security and guaranty agreement for our senior secured asset-based line of credit and term loan facility;

•	inability to raise additional financing when needed and on favorable terms;

•	the loss of key suppliers, which may result in our inability to meet customer orders for our products in a timely manner or within our budget;

•

the incurrence of significant expenditures of resources to maintain relatively high levels of inventory, which could reduce our cash flows and increase the risk of inventory obsolescence, which could harm our operating results;

•	our inability to timely manufacture products or instrument sets to meet demand;

•	our private label manufacturers failing to provide us with sufficient supply of their products, or failing to meet appropriate quality requirements;

•	our plans to bring the manufacturing of certain of our products in-house and possible disruptions we may experience in connection with such transition;

•	our plans to increase our gross margins by taking certain actions designed to do so;

•	inventory reductions or fluctuations in buying patterns by wholesalers or distributors;

•	not successfully competing against our existing or potential competitors and the effect of significant recent consolidations amongst our competitors;

•	not successfully developing and marketing new products and technologies and implementing our business strategy;

•	insufficient demand for and market acceptance of our new and existing products;

•	the reliance of our business plan on certain market assumptions;

•	lack of suitable business development opportunities;

•	inability to capitalize on business development opportunities;

•

future actions of the SEC, the United States Attorney’s office, the U.S. Food and Drug Administration (FDA), the Department of Health and Human Services, or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the U.S. Foreign Corrupt Practices Act and similar laws, that could delay, limit, or suspend our development, manufacturing, commercialization, and sale of products, or result in seizures, injunctions, monetary sanctions, or criminal or civil liabilities;

•	failure or delay in obtaining FDA or other regulatory approvals for our products;

•	the compliance of our products and activities with the laws and regulations of the countries in which they are marketed, which compliance may be costly and time-consuming;

•

the use, misuse or off-label use of our products that may harm our image in the marketplace or result in injuries that may lead to product liability suits, which could be costly to our business or result in governmental sanctions;

•	recently enacted healthcare laws and changes in product reimbursements, which could generate downward pressure on our product pricing;

•

the potentially negative effect of our ongoing compliance efforts on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products;

•	failures of, interruptions to, or unauthorized tampering with, our information technology systems;

•	our inability to maintain effective internal controls;

•	product quality or patient safety issues;

•	geographic and product mix impact on our sales;

•

deriving a significant portion of our revenues from operations in certain geographic markets that are subject to political, economic, and social instability, including in particular France, and risks and uncertainties involved in launching our products in certain new geographic markets;

•	the negative impact of the commercial and credit environment on us, our customers, and our suppliers;

•	inability to retain key sales representatives, independent distributors, and other personnel or to attract new talent;

•

consolidation in the healthcare industry that could lead to demands for price concessions or the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition, or operating results;

•	our clinical trials and their results and our reliance on third parties to conduct them;

•

risks associated with the merger between Tornier N.V. (Tornier or legacy Tornier) and WMGI, including the failure to realize intended benefits and anticipated synergies and cost-savings from the transaction or delay in realization thereof; our businesses may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and business disruption after the transaction, including adverse effects on employee retention, our sales and distribution channel, especially in light of territory transitions, and business relationships with third parties;

•	risks associated with the divestiture of the U.S. rights to certain of legacy Tornier’s ankle and silastic toe replacement products;

•	adverse effects of diverting resources and attention to transition services provided to the purchaser of our Large Joints business;

•	potentially burdensome tax measures; and

•	fluctuations in foreign currency exchange rates.

Prospectus supplement summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in the ordinary shares offered hereby. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the risks of investing in our ordinary shares discussed under “Risk Factors,” the consolidated financial statements and notes and other information included elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus before making an investment decision.

Our company

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. We are committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and are a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. We market our products in approximately 50 countries worldwide.

Our global corporate headquarters are located in Amsterdam, the Netherlands. We also have significant operations located in Memphis, Tennessee (U.S. headquarters, research and development, sales and marketing administration, and administrative activities); Bloomington, Minnesota (upper extremities sales and marketing and warehousing operations); Arlington, Tennessee (manufacturing and warehousing operations); Franklin, Tennessee (manufacturing and warehousing operations); Warsaw, Indiana (research and development); Montbonnot, France (manufacturing and warehousing operations); Plouzané, France (research and development); and Macroom, Ireland (manufacturing). In addition, we have local sales and distribution offices in Canada, Australia, Asia, Latin America, and throughout Europe.

Recent developments

Cartiva transaction

On August 24, 2018, Wright Medical Group, Inc. (WMGI), a Delaware corporation and an indirect, wholly owned subsidiary of Wright Medical Group N.V., entered into an Agreement and Plan of Merger (Merger Agreement) with Braves WMS, Inc. (Merger Sub), a Delaware corporation and a wholly owned subsidiary of WMGI, Wright Medical Group N.V., a Dutch public limited liability company (naamloze vennootschap) (the Company), solely for the limited purposes contained therein, Cartiva, Inc. (Cartiva), a Delaware corporation, and Fortis Advisors LLC, a Delaware limited liability company, as representative of the stockholders of Cartiva. Pursuant to the Merger Agreement, Merger Sub will merge with and into Cartiva, with Cartiva surviving the merger as a wholly owned subsidiary of WMGI (Cartiva Transaction). Cartiva is a medical device company focused on the treatment of osteoarthritis of the extremities. Cartiva’s lead product, a synthetic cartilage implant for treating arthritis at the base of the great toe, received U.S. Premarket Approval in July 2016. The Cartiva Transaction is expected to close in the fourth quarter of 2018.

The aggregate purchase price for the Cartiva Transaction is $435 million payable in cash, subject to certain adjustments set forth in the Merger Agreement. The Merger Agreement contains customary representations, warranties, covenants and indemnities. The closing of the Cartiva Transaction is subject to customary closing conditions. WMGI’s and Cartiva’s obligations under the Merger Agreement are not conditioned on receipt of financing.

Risk factors

Investing in our ordinary shares entails a high degree of risk, as more fully described in the “Risk Factors” beginning on page S-8 of this prospectus supplement. You should carefully consider the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase our ordinary shares. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our ordinary shares. See “Where You Can Find More Information and Incorporation by Reference.”

Corporate information

Our principal executive offices are located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. Our telephone number at this address is (+ 31) 20 521 4777. Our website address is www.wright.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Currency

Unless indicated otherwise in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, all references to “$”, “U.S. $” or “dollars” refer to United States dollars, the lawful currency of the United States of America. References to “€” or “Euros” means Euros, the single currency of Participating Member States of the European Union.

The offering

Issuer	Wright Medical Group N.V.

Ordinary shares offered	$440,000,000 of ordinary shares

Ordinary shares to be outstanding after the offering	122,423,224 ordinary shares, based on an aggregate offering of $440,000,000 of our ordinary shares at an assumed public offering price of $27.97 per share (the last reported sale price of our ordinary shares on the Nasdaq Global Select Market on August 24, 2018).

Use of proceeds	Although we intend to use the net proceeds from this offering to finance the Cartiva Transaction and to pay related fees and expenses, this offering is not contingent on the consummation of the Cartiva Transaction. If the Cartiva Transaction is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Nasdaq Global Select Market symbol for our ordinary shares	WMGI

Unless we indicate otherwise, all information in this prospectus supplement is based on 106,692,084 ordinary shares outstanding as of August 24, 2018 and assumes the sale of $440,000,000 of ordinary shares at $27.97 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market on August 24, 2018.

The number of our ordinary shares to be outstanding after this offering set forth above excludes:

•

10,577,326 ordinary shares issuable upon the exercise of stock options granted to our employees, consultants and directors, at a weighted average exercise price of $22.35 per ordinary share, of which 6,993,271 were exercisable at a weighted average exercise price of $21.56 per ordinary share, as of August 24, 2018;

•	1,354,393 ordinary shares issuable pursuant to restricted stock units granted to our employees, consultants and directors as of August 24, 2018;

•	474,078 ordinary shares issuable pursuant to performance share awards, assuming target performance of 200%, granted to our employees, consultants and directors as of August 24, 2018;

•

2,224,377 ordinary shares available for future grants of options, restricted stock units, performance share awards or other incentive awards under the Wright Medical Group N.V. 2017 Equity and Incentive Plan as of August 24, 2018; and

•	322,810 ordinary shares available for future sale under the Wright Medical Group N.V. 2010 Employee Stock Purchase Plan as of August 24, 2018.

Risk factors

Our business is subject to significant risks. You should carefully consider the following risk factors, as well as the other information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference, including the risk factors described in Part I – Item 1A. “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as such risk factors may be updated by subsequent periodic reports and other documents subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2018 and July 1, 2018, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus supplement that also are incorporated herein by reference, before making an investment decision. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the price of our ordinary shares to decline, perhaps significantly.

Risks relating to the Cartiva Transaction

We may fail to realize all of the anticipated benefits of the Cartiva Transaction or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating the Cartiva business.

Our ability to realize the anticipated benefits of the Cartiva Transaction will depend, to a large extent, on our ability to integrate the acquired business, which is a complex, costly and time-consuming process. We will be required to devote significant management attention and resources to integrate the business practices and operations of the Company and the acquired business. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the Cartiva Transaction could cause an interruption of, or a loss of momentum in, our operations and could adversely affect our business, financial condition and results of operations.

In addition, the integration of the acquired business may result in material unanticipated issues, expenses, liabilities, competitive responses, loss of customers and other business relationships, and diversion of management’s attention. Further, Cartiva’s revenue depends, in part, on the availability of coverage and adequate reimbursement for procedures using its products from payers, including both commercial and government payers. If payers do not provide coverage for Cartiva’s products, or do not provide adequate reimbursement for Cartiva’s products to customers, demand for Cartiva’s products may be adversely affected. Certain private third-party payers have issued non-coverage policies based on determinations that procedures using certain Cartiva products are currently experimental or investigational. If we are not successful in obtaining coverage from payers, in reversing existing non-coverage policies, or if other third-party payers issue similar non-coverage policies, our commercial success may be negatively affected.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if the acquired business is integrated successfully, the full anticipated benefits of the Cartiva Transaction may not be realized within the anticipated time frame, or at all. We may not be able to maintain the levels of revenue, earnings or operating efficiency that we and the acquired business have achieved or might achieve separately. Further, additional unanticipated costs may be incurred in the integration process as a result of risks currently unknown to us. All of these factors could cause reductions in our earnings per share, decrease or delay the expected accretive effect of the Cartiva Transaction and negatively impact the price of our ordinary shares.

The pendency of the Cartiva Transaction could adversely affect our business, financial results and operations, and the market price of our ordinary shares.

The announcement and pendency of the Cartiva Transaction could cause disruptions and create uncertainty surrounding our business and affect our relationships with our customers and employees. In addition, we have diverted, and will continue to divert, significant management resources to complete the Cartiva Transaction, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations. Until the completion of the Cartiva Transaction, holders of ordinary shares will be exposed to the risks faced by our existing business without any of the potential benefits from the Cartiva Transaction. As a result of investor perceptions about the terms or benefits of the Cartiva Transaction, the market price of our ordinary shares may decline.

We will incur substantial transaction fees and costs in connection with the Cartiva Transaction.

We expect to incur a significant amount of non-recurring expenses in connection with the Cartiva Transaction, including legal, accounting, financial advisory, filing fees and other expenses. Many of these expenses are payable by us whether or not the Cartiva Transaction is completed. Additional costs and expenses will be incurred following consummation of the Cartiva Transaction in the course of the integration of our businesses with that of the acquired business. These costs and expenses may be greater than we currently anticipate. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the businesses will offset the transaction and integration costs in the near term, or at all.

The Cartiva Transaction will significantly increase our goodwill and other intangible assets.

We have a significant amount, and following the Cartiva Transaction will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. The impairment of any goodwill and other intangible assets may have negative impact on our consolidated results of operations.

There can be no assurance that we will successfully complete the Cartiva Transaction on the terms or timetable currently proposed, or at all.

We intend to use the net proceeds from this offering to finance the purchase price for the Cartiva Transaction. However, no assurance can be given that the Cartiva Transaction will be completed when expected, on the terms proposed, or at all.

The Merger Agreement contains a number of conditions that must be satisfied prior to consummation of the Cartiva Transaction. The Merger Agreement may be terminated by mutual written consent of WMGI and Cartiva. The Merger Agreement also contains certain termination rights, including, among others, the right of either WMGI or Cartiva to terminate if (i) the Cartiva Transaction does not become effective by October 23, 2018, which date may be extended to February 20, 2019 upon certain conditions; (ii) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied; or (iii) the Cartiva Transaction violates applicable law. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the completion of the Cartiva Transaction.

We may be unable to obtain the regulatory approvals required to complete the Cartiva Transaction or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.

The consummation of the Cartiva Transaction is subject to review and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Although we expect to obtain the required regulatory approvals, we can provide no assurance that all required regulatory approvals will be obtained in order to consummate the Cartiva Transaction, and there can be no assurance as to the cost, scope or impact on our business, results of operations, financial condition or prospects of the actions that may be required to obtain regulatory approvals. Any such actions could have a material adverse effect on our business and that of the acquired Cartiva business and substantially diminish the synergies and other advantages that we expect to realize as a result of the Cartiva Transaction.

Investors will not have any rights to require us to repurchase, redeem or repay any ordinary shares offered hereby if the Cartiva Transaction is not completed.

This offering is not contingent on completion of the Cartiva Transaction. Investors will not have any rights to require us to repurchase or redeem any ordinary shares offered hereby if the Cartiva Transaction is not completed. Accordingly, even if the Cartiva Transaction is not completed, ordinary shares sold in this offering will remain outstanding. Further, investors will not have any right to require us to repurchase or redeem or repay any ordinary shares offered hereby, if, subsequent to the completion of this offering, we experience any changes in our business or financial condition or if the terms of the Cartiva Transaction change.

Risks relating to our ordinary shares and this offering

The trading volume and prices of our ordinary shares have been and may continue to be volatile, which could result in substantial losses to our shareholders.

The trading volume and prices of our ordinary shares have been and may continue to be volatile and could fluctuate widely due to factors beyond our control. During the 52-week period ending on August 24, 2018, the sale price of our ordinary shares ranged from $19.01 per share to $29.89 per share, as reported by the Nasdaq Global Select Market. Such volatility may be the result of broad market and industry factors. In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenue, earnings and cash flow, and in particular variations that deviate from our projected financial information;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures, including the Cartiva Transaction;

•	announcements of new products by us or our competitors;

•	announcements regarding adverse outcomes in any of our litigation matters or new litigation;

•	announcements of divestitures or discontinuance of products or assets;

•	changes in financial estimates by securities analysts;

•	additions or departures of key personnel;

•	sales of our equity securities by our significant shareholders or management or sales of additional equity securities by our company;

•	pending and potential litigation or regulatory investigations; and

•	fluctuations in market prices for our products.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares trade. Shareholders of a public company may bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our operating results and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and operating results.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares is influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares likely would decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares.

Rights of a holder of ordinary shares are governed by Dutch law and differ from the rights of shareholders under U.S. law.

We are a public limited liability company incorporated under Dutch law. The rights of holders of our ordinary shares are governed by Dutch corporate law and our articles of association. These rights differ from the typical rights of shareholders in U.S. corporations. For example, Dutch corporate law does not provide for a shareholder derivative action. In addition, in the performance of its duties, our board of directors is required by Dutch law to act in the interest of our company and our affiliated business, and to consider the interests of our company, our shareholders, our employees, and other stakeholders, in all cases with reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, interests of our shareholders.

We are a Netherlands company, and it may be difficult for you to obtain or enforce judgments against us or our directors or executive officers in the United States.

We are organized under the laws of the Netherlands and, as such, the rights of holders of our ordinary shares and the civil liability of our directors and executive officers are governed by Dutch laws and our articles of association. The rights of shareholders under the laws of the Netherlands may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our directors and executive officers and many of our assets and some of the assets of our directors and executive officers are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against us or them based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether Dutch courts would enforce certain civil liabilities under U.S. securities laws in original actions or enforce claims for punitive damages.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (other than arbitral awards). A final judgment for the payment of money rendered by any federal or state court in the United States which is enforceable in the United States, whether or not predicated solely upon U.S. federal securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to a Dutch court the final judgment rendered by the U.S. court. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with such judgment, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction vis-à-vis the Company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of fair trial, (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure.

Based on the lack of a treaty as described above, there can be no assurance that U.S. investors will be able to enforce against us or members of our board of directors or officers who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Under our articles of association, we indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. There is doubt, however, as to whether U.S. courts would enforce such an indemnity provision in an action brought against one of our directors in the United States under U.S. securities laws.

As a result of different shareholder voting requirements in the Netherlands relative to laws in effect in certain states in the United States, we may have less flexibility with respect to the issuance of our ordinary shares than companies organized in the United States.

Currently, our articles of association provide for an authorized share capital consisting of one class of shares, being 320,000,000 ordinary shares, each with a nominal value of €0.03. Under Dutch law, our authorized share capital can be increased by an amendment to our articles of association. Our articles of association can be amended by the general meeting of shareholders upon a proposal of our board of directors, which resolution can be adopted with a simple majority in a meeting where at least one-third of the outstanding shares are represented. New ordinary shares may be issued pursuant to a resolution of the general meeting of shareholders, or pursuant to such resolution of the board of directors if designated thereto by the general meeting of shareholders. Additionally, subject to specified exceptions, Dutch law grants statutory preemption rights to existing shareholders where shares are being issued for cash consideration. The right of our shareholders to subscribe for ordinary shares pursuant to preemptive rights may be limited or restricted by our shareholders and our shareholders may delegate such authority to the board of directors. Such designations of authority to our board of directors may remain in effect for up to five years and may be renewed for additional periods of up to five years.

Currently our board of directors is authorized to issue ordinary shares up to a maximum amount equal to the authorized but unissued share capital and to limit or exclude preemptive rights in respect of such issue of shares until June 18, 2020, without further shareholder approval. We cannot provide any assurance that the renewal of such authorizations will always be approved by a general meeting of shareholders on a timely basis, especially since our shareholders did not approve these two authorizations the last time we submitted them to a vote of our general meeting of shareholders at our annual general meeting in June 2016. The failure to renew these authorizations on a timely basis could limit our ability to issue equity and thereby adversely affect our ability to run our business and the holders of our securities.

We do not anticipate paying dividends on our ordinary shares.

Our articles of association prescribe that profits or reserves appearing in our annual accounts adopted by the general meeting will be at the disposal of the general meeting. We will have power to make distributions to our shareholders and other persons entitled to distributable profits only to the extent that our equity exceeds the sum of the paid and called-up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch corporate law or our articles of association. We may not make any distribution of profits on our ordinary shares that we hold. The general meeting, whether or not upon the proposal of our board of directors, determines whether and how much of the remaining profit they will reserve and the manner and date of such distribution. All calculations to determine the amounts available for dividends are based on our statutory annual accounts prepared under international financial reporting standards, and deposited with the Trade Register in Amsterdam, the Netherlands, which may be different from our consolidated financial statements, such as those incorporated by reference in this prospectus supplement. We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Risks related to our business and our industry

For risks related to our business and our industry, see the information under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended and updated by information included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2018 and July 1, 2018.

Use of proceeds

We estimate the net proceeds to us from the offering to be approximately $423 million, after deducting estimated underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering to fund the purchase price of the Cartiva Transaction and to pay related fees and expenses. Completion of this offering is not contingent on completion of the Cartiva Transaction, and the Cartiva Transaction is not contingent on the completion of this offering. Accordingly, even if the Cartiva Transaction is not consummated, our ordinary shares sold in this offering will remain outstanding.

If the Cartiva Transaction is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. The amount and timing of these expenditures would depend on a number of factors, and our management will have broad discretion in the application of net proceeds from this offering in the event the Cartiva Transaction is not consummated.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in investment grade interest bearing instruments.

Price range of our ordinary shares

Our ordinary shares trade on the Nasdaq Global Select Market under the symbol “WMGI.”

The following table sets forth, for the periods indicated, the high and low daily sales prices for our ordinary shares, as reported by the Nasdaq Global Select Market.

	High	Low

Fiscal year 2018
First Quarter	$24.75	$19.04
Second Quarter	$27.32	$19.01
Third Quarter (Through August 24, 2018)	$28.90	$24.10

Fiscal year 2017
First Quarter	$31.31	$22.14
Second Quarter	$31.53	$25.49
Third Quarter	$29.89	$25.30
Fourth Quarter	$27.62	$22.18

Fiscal year 2016
First Quarter	$24.43	$15.02
Second Quarter	$20.75	$15.52
Third Quarter	$25.50	$15.85
Fourth Quarter	$25.15	$20.50

On August 24, 2018, the last reported sale price for our ordinary shares on the Nasdaq Global Select Market was $27.97 per share. As of August 24, 2018, based on the information provided by American Stock Transfer & Trust Company, our transfer agent and registrar, we had 106,692,084 ordinary shares issued and outstanding and there were approximately 334 holders of record of our ordinary shares.

We have not previously declared or paid cash dividends and we do not anticipate declaring or paying cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all future earnings for the operation and expansion of our business.

Any payment of cash dividends on our ordinary shares will be at the discretion of our board of directors and will depend upon our results of operations, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

Material income tax consequences

Material Dutch tax consequences

The information set out below is a general summary of material Dutch tax consequences in connection with the acquisition, ownership and transfer of ordinary shares. The summary is not a comprehensive or complete description of all the Dutch tax considerations that may be relevant for a particular holder of ordinary shares and it does not address the tax consequences that may arise in any jurisdiction other than the Netherlands in connection with the acquisition, ownership and transfer of ordinary shares.

The summary is based upon the tax laws of the Netherlands as in effect on the date of this prospectus supplement, including official regulations, rulings and decisions of the Netherlands and its taxing and other authorities available in printed form on or before such date and now in effect, and as applied and interpreted by Dutch courts, without prejudice to any developments or amendments introduced at a later date and implemented with or without retroactive effect. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. As this is a general summary, investors and shareholders should consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and transfer of ordinary shares, including, in particular, the application of their particular situations of the tax considerations discussed below. Holders of ordinary shares may be subject to a special tax treatment under any applicable law and this summary is not intended to be applicable in respect of all categories of holders of our ordinary shares.

For Dutch tax purposes, a holder of ordinary shares may include an individual who or an entity that does not have the legal title of the ordinary shares, but to whom nevertheless the ordinary shares are attributed based either on such individual or entity holding a beneficial interest in the ordinary shares or based on specific statutory provisions, including statutory provisions pursuant to which the ordinary shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the ordinary shares.

Dividend withholding tax

General

We do not currently anticipate paying any dividends. If we were to pay dividends currently, the following discussion summarizes the principal Dutch tax consequences thereof for a holder of ordinary shares. Dividends paid on ordinary shares to a holder of such ordinary shares are generally subject to a withholding tax of 15% imposed by the Netherlands. Generally, the dividend withholding tax will not be borne by us, but will be withheld by us from the gross dividends paid on the ordinary shares. The term “dividends” for this purpose includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of shares or, generally, consideration for the repurchase of shares in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•

the nominal value of shares issued to a shareholder or an increase of the nominal value of shares, as the case may be, to the extent that it does not appear that a contribution to the capital recognized for Dutch dividend withholding tax purposes was made or will be made; and

•

partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), within the meaning of the Dutch Dividend Withholding Tax

Act 1965 (Wet op de dividendbelasting 1965), unless the general meeting of Wright has resolved in advance to make such a repayment and provided that the nominal value of the shares concerned has been reduced by a corresponding amount by way of an amendment of our articles of association.

Dutch residents

A holder of ordinary shares who is, or who is deemed to be, a resident of the Netherlands can generally credit the withholding tax against his Dutch income tax or Dutch corporate income tax liability and is generally entitled to a refund of dividend withholding taxes exceeding his aggregate Dutch income tax or Dutch corporate income tax liability, provided certain conditions are met, unless such holder of ordinary shares is not considered to be the beneficial owner of the dividends.

A holder of ordinary shares who is the recipient of dividends (Recipient), will in any case not be considered the beneficial owner (uiteindelijk gerechtigde) of these dividends for Dutch dividend withholding tax purposes if:

•	as a consequence of a combination of transactions, a person or legal entity other than the Recipient wholly or partly, directly or indirectly, benefits from the dividends;

•	such other person or legal entity would:

•	as opposed to the Recipient, not be entitled to an exemption from Dutch dividend withholding tax; or

•	in comparison to the Recipient, to a lesser extent be entitled to a credit, reduction or refund of Dutch dividend withholding tax; and

•	such other person or legal entity has, directly or indirectly, retained or acquired a similar interest in the ordinary shares (Dividend Stripping).

Non-Dutch residents

With respect to a holder of ordinary shares, who is not, and is not deemed to be, a resident of the Netherlands for purposes of Dutch taxation and who is considered to be a resident of (a) Aruba, Curacao or St. Maarten under the provisions of the Tax Arrangement for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk); (b) Curacao under the provisions of the Tax Arrangement The Netherlands Curacao (Belastingregeling Nederland Curaçao) (c) St. Maarten under the provisions of the Tax Arrangement The Netherlands St. Maarten (Belastingregeling Nederland Sint Maarten); (d) Bonaire, St. Eustatius or Saba under the provisions of the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland); or (e) a country other than the Netherlands under the provisions of a double taxation convention the Netherlands has concluded with such country, the following may apply:

Such holder of ordinary shares may, depending on his specific circumstances and on the terms of and subject to compliance with the procedures for claiming benefits under the Tax Arrangement for the Kingdom of the Netherlands, the Tax Arrangement The Netherlands Curacao, the Tax Arrangement The Netherlands St. Maarten, the Tax Regulation for the country of the Netherlands or such double taxation convention, be eligible for a full or partial exemption from or a reduction or refund of Dutch dividend withholding tax, provided no provision is applicable under the Tax Arrangement for the Kingdom of the Netherlands, the Tax Arrangement The Netherlands Curacao, the Tax Arrangement The Netherlands St. Maarten, the Tax Regulation for the country of the Netherlands or such double taxation convention on the prevention of fraud or abuse pursuant to which such holder would not be entitled to a full or partial exemption from or a reduction or refund of Dutch dividend withholding tax.

In addition, a Dutch domestic exemption from Dutch dividend withholding tax will generally apply to dividends distributed to certain qualifying entities, provided that the following tests are satisfied:

(i) the entity is:

•

a resident of another EU member state or of a designated state that is a party to the Agreement on the European Economic Area (currently Liechtenstein, Iceland and Norway), according to the tax laws of such state;

•

a resident of a country under the terms of a double taxation convention that the Netherlands has concluded with such country, other than an EU member state or a designated state that is a party to the Agreement on the European Economic Area, provided that the relevant double taxation convention between the Netherlands and such country contains a dividend provision; or

•	a resident of Bonaire, St., Eustatius or Saba under the terms of the Tax Regulation for the country of the Netherlands, as long as the latter contains a dividend provision;

(ii) the entity at the time of the distribution has an interest in us to which the participation exemption as meant in Article 13 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”) or to which the participation credit as meant in Article 13aa of the CITA would have been applicable, had such entity been a tax resident of the Netherlands;

(iii) the entity does not perform a similar function as an exempt investment institution (vrijgestelde beleggingsinstelling) or fiscal investment institution (fiscale beleggingsinstelling), as defined in the CITA;

(iv) the entity is, in its state of residence, not considered a resident of a third state, other than an EU member state or a designated state that is a party to the Agreement on the European Economic Area, the Netherlands has not concluded a double taxation convention containing a dividend provision with under the terms of a double taxation convention concluded between its state of residence and a third state; and

(v) the entity does not hold the ordinary shares with the main purpose or one of the main purposes of avoiding taxation in the hands of another person and there is no artificial structure or transaction or a series of artificial arrangements or transactions that have not been put in place for valid commercial reasons reflecting economic reality.

The exemption from Dutch dividend withholding tax will only be available to the beneficial owner of the dividend.

Furthermore, certain entities that are resident in (a) another EU member state; (b) in a designated state that is a party to the Agreement on the European Economic Area (currently Liechtenstein, Iceland and Norway); or (c) a designated jurisdiction which has an arrangement for the exchange of tax information with the Netherlands, provided that such entity under (c) holds our ordinary shares as portfolio investment (i.e., such ordinary shares are not held with a view to the establishment or maintenance of lasting and direct economic links between the holder and the Company and such ordinary shares do not allow the holder to participate effectively in the management or control of the Company), and that are not subject to taxation levied by reference to profits in their state of residence, may be entitled to a refund of Dutch dividend withholding tax, provided:

i)	such entity, had it been a resident in the Netherlands, would not be subject to corporate income tax in the Netherlands;

ii)	such entity can be considered to be the beneficial owner of the dividends;

iii)	such entity does not perform a similar function to that of a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling), as defined in the CITA; and

iv)	certain administrative conditions are met.

Additionally, certain holders of ordinary shares who are resident in (a) another EU member state; (b) a designated state that is a party to the Agreement on the European Economic Area (currently Liechtenstein, Iceland and Norway); or (c) a designated jurisdiction which has an arrangement for the exchange of tax information with the Netherlands, provided that such entity under (c) holds our ordinary shares as portfolio investment (i.e., such ordinary shares are not held with a view to the establishment or maintenance of lasting and direct economic links between the holder and the Company and such ordinary shares do not allow the holder to participate effectively in the management or control of the Company), may be entitled to a refund of Dutch dividend withholding tax, if and to the extent:

i)	the dividend payment relates to dividends in respect of which the holder of ordinary shares is not subject to Dutch income tax or Dutch corporate income tax, as the case may be;

ii)	the withheld Dutch dividend withholding tax exceeds, after any reductions resulting from a refund pursuant to Dutch domestic law or a double taxation convention concluded by the Netherlands, the amount of Dutch income tax or Dutch corporate income tax, as the case may be, due by the holder of ordinary shares had he been resident in the Netherlands;

iii)	such holder of ordinary shares can be considered to be the beneficial owner of the dividends;

iv)	if such holder of ordinary shares is an entity, such holder of ordinary shares does not perform a similar function to that of a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling), as defined in the CITA;

v)	such holder of ordinary shares is not entitled to a full credit in its jurisdiction of residence pursuant to a treaty for the avoidance of double taxation concluded between the Netherlands and that jurisdiction; and

vi)	certain administrative conditions are met.

Dividend distributions to U.S. holder of ordinary shares with an interest of less than 10% of the voting rights in us are subject to 15% dividend withholding tax, which is equal to the rate such U.S. holder may be entitled to under the Convention between the Kingdom of the Netherlands and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, executed in Washington on December 18, 1992, as amended from time to time (Netherlands-US Convention). As such, there is no need to claim a refund of the excess of the amount withheld over the applicable tax treaty rate.

On the basis of Article 35 of the Netherlands-US Convention, qualifying U.S. pension trusts are under certain conditions entitled to a full exemption from Dutch dividend withholding tax. Such qualifying exempt U.S. pension trusts must provide us form IB 96 USA, along with a valid certificate, for the application of relief at source from dividend withholding tax. If we receive the required documentation prior to the relevant dividend payment date, then we may apply such relief at source. If a qualifying exempt U.S. pension trust fails to satisfy these requirements prior to the payment of a dividend, then such qualifying exempt pension trust may claim a refund of Dutch dividend withholding tax by filing form IB 96 USA with the Dutch tax authorities. On the basis of Article 36 of the Netherlands-US Convention, qualifying exempt U.S. organizations are under certain conditions entitled to a full exemption from Dutch dividend withholding tax. Such qualifying exempt U.S. organizations are not entitled to claim relief at source, and instead must claim a refund of Dutch dividend withholding tax by filing form IB 95 USA with the Dutch tax authorities.

The concept of Dividend Stripping, described above, will also be applied to determine whether a holder of ordinary shares may be eligible for a full or partial exemption from, or reduction or refund of, Dutch dividend withholding tax, as described in the preceding paragraphs.

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, in connection with distributions received by us from our foreign subsidiaries, we are allowed, subject to certain conditions, to reduce the amount to be remitted to Dutch tax authorities by the lesser of:

(i) 3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

(ii) 3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, insofar as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above-mentioned deductions.

For purposes of determining the 3% threshold under (i) above, a distribution by us is not taken into account in case the Dutch dividend withholding tax withheld in respect thereof may be fully refunded, unless the recipient of such distribution is a qualifying entity that is not subject to corporate income tax.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to pay to Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold from dividends.

Taxes on income and capital gains

The description of taxation set out in this section of this prospectus supplement is not intended for any holder of ordinary shares:

•	who is an individual and for whom the income or capital gains derived from ordinary shares are attributable to employment activities, the income from which is taxable in the Netherlands;

•	who holds, or that holds, a Substantial Interest or a deemed Substantial Interest in us (as defined below);

•	that is an entity that is a resident or deemed to be a resident of the Netherlands and that is not subject to or is exempt, in whole or in part, from Dutch corporate income tax;

•	that is an entity for which the income and/or capital gains derived in respect of ordinary shares are exempt under the participation exemption (deelnemingsvrijstelling) as set out in the CITA; or

•	that is a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling), as defined in the CITA.

Generally a holder of ordinary shares will have a Substantial Interest in us if he holds, alone or, in case the holder is an individual, together with his partner (statutorily defined term), whether directly or indirectly, the ownership of, or certain other rights over, shares representing 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or rights to acquire shares, whether or not already issued, that represent at any time 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of shares) or the ownership of certain profit participating certificates that relate to 5% or more of the annual profit or to 5% or more of our liquidation proceeds.

A holder of ordinary shares will also have a Substantial Interest in us if one of certain relatives of that holder or of his partner has a Substantial Interest in us. If a holder of ordinary shares does not have a Substantial Interest, a deemed Substantial Interest will be present if (part of) a Substantial Interest has been disposed of, or is deemed to have been disposed of, without recognizing a taxable gain.

Residents of the Netherlands—Individuals. An individual who is resident or deemed to be resident in the Netherlands, a “Dutch Resident Individual”, and who holds ordinary shares is generally subject to Dutch income tax on income or capital gains derived or deemed to be derived from the ordinary shares at progressive rates of up to 51.95% (maximum rate for 2018) if:

(i)	the holder derives profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), to which enterprise the ordinary shares are attributable or deemed to be attributable; or

(ii)	the holder derives income or capital gains from the ordinary shares that are taxable as benefits from “miscellaneous activities” (resultaat uit overige werkzaamheden, as defined in the Dutch Income Tax Act 2001; Wet inkomstenbelasting 2001), which include the performance of activities with respect to the ordinary shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer) and also include benefits resulting from a lucrative interest (lucratief belang).

If neither condition (i) nor (ii) mentioned above applies, a holder of ordinary shares who is a Dutch Resident Individual will generally be subject to Netherlands income tax on a deemed return, regardless of the actual income or capital gains benefits derived from the ordinary shares. This deemed return is calculated by applying the applicable deemed return percentage(s) to the individual’s yield basis (rendementsgrondslag), insofar as this exceeds a certain threshold (heffingvrij vermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets (including, as the case may be, the ordinary shares) held by the Dutch Resident Individual less the fair market value of certain qualifying liabilities, both determined on January 1st of the relevant year. The deemed return percentage to be applied to the yield basis increases progressively form 2.017 per cent. to 5.38 per cent. (2018 deemed return percentages), depending on such individual’s yield basis. The deemed return percentages will be adjusted annually. The deemed return will be taxed at a rate of 30 per cent. (rate for 2018).

Residents of the Netherlands—Entities. An entity that is resident, or deemed to be resident, in the Netherlands, a “Dutch Resident Entity”, will generally be subject to Dutch corporate income tax with respect to income and capital gains derived from the ordinary shares. The Dutch corporate income tax rate is 20% for the first €200,000 of taxable income and 25% for taxable income exceeding €200,000 (rates for 2018).

Non-Residents of the Netherlands. A holder of ordinary shares who is not, nor deemed to be, a Dutch Resident Individual or Dutch Resident Entity, a “Non-Dutch Resident”, is generally not subject to Dutch income tax or Dutch corporate income tax (other than Dutch dividend withholding tax described above) on the income and capital gains derived from the ordinary shares, provided that:

•

such Non-Dutch Resident does not derive profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares are attributable or deemed attributable;

•

in the case of a Non-Dutch Resident who is an individual, such individual does not derive income or capital gains from the ordinary shares that are taxable as benefits from “miscellaneous activities” in the Netherlands (resultaat uit overige werkzaamheden, as defined the Dutch Income Tax Act 2001), which include the performance of activities with respect to the ordinary shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer) and also includes benefits resulting from a lucrative interest (lucratief belang);

•

in case of a Non-Dutch Resident who is an individual, such Non-Dutch Resident is neither entitled to a share in the profits of an enterprise effectively managed in the Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise the ordinary shares or payments in respect of the ordinary shares are attributable; and

•

in case of a Non-Dutch Resident that is an entity, such entity is neither entitled to a share in the profits of an enterprise nor co-entitled to the net worth of such enterprise effectively managed in the Netherlands, other than by way of the holding of securities, to which enterprise the ordinary shares or payments in respect of such ordinary shares are attributable.

Gift or inheritance taxes

No Dutch gift or inheritance taxes will be levied on the transfer of ordinary shares by way of gift by or on the death of a holder, who is neither a resident nor deemed to be a resident of the Netherlands for the purpose of the relevant provisions, unless:

(i)	the transfer is construed as an inheritance or bequest or as a gift made by or on behalf of a person who, at the time of the gift or death, is or is deemed to be a resident of the Netherlands for the purpose of the relevant provisions; or

(ii)	such holder dies while being a resident or deemed resident of the Netherlands within 180 days after the date of a gift of the ordinary shares; or

(iii)	the gift is made under a condition precedent and such holder is or is deemed to be resident in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift and inheritance tax, an individual who is of Dutch nationality will be deemed to be a resident of the Netherlands if he has been a resident in the Netherlands at any time during the ten years preceding the date of the gift or his death. For purposes of Dutch gift tax, an individual will, irrespective of his nationality, be deemed to be a resident of the Netherlands if he has been a resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Value added tax

There is no Dutch value added tax (omzetbelasting) payable by a holder of ordinary shares in respect of payments in consideration for the offer of the ordinary shares (other than value added tax payable in respect of services not exempt from Dutch value added tax).

Other taxes and duties

No Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty, other than court fees, is payable in the Netherlands by a holder of ordinary shares in connection with the acquisition, ownership and transfer of ordinary shares.

Residence

A holder of ordinary shares will not become or be deemed to become a resident of the Netherlands for tax purposes solely by reason of holding these ordinary shares.

Material U.S. federal income tax consequences

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended, or IRC, the Netherlands-U.S. Convention (as defined above under “—Material Dutch Tax Consequences—Dividend

Withholding Tax”), Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly with retroactive effect). This summary applies only if you hold your ordinary shares as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, certain types of investors, such as:

•	persons subject to the imposition of the U.S. federal alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	insurance companies;

•	tax-exempt persons;

•	financial institutions;

•	regulated investment companies;

•	personal holding companies;

•	real estate investment trusts;

•	dealers or traders in securities, currencies or notional principal contracts;

•	persons who hold ordinary shares as part of a hedging, straddle, constructive sale or conversion transaction;

•	persons who acquired ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons whose functional currency is not the U.S. dollar; and

•	persons owning (directly, indirectly or constructively under applicable attribution rules) 10% or more of our shares, measured by vote or value may be subject to different tax rules not discussed below. Further, this discussion does not address the U.S. state, local, federal estate and gift tax consequences to holders of our ordinary shares.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a member of such an entity will generally depend on the status of the member and the activities of the entity treated as a partnership. If you are a member of an entity treated as a partnership for U.S. federal income tax purposes holding our ordinary shares, you should consult your tax advisor. Persons considering the purchase of our ordinary shares should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state or local jurisdiction or any jurisdictions outside of the United States.

U.S. federal income tax consequences to U.S. holders

This discussion applies to you only if you are a beneficial owner of ordinary shares and are, for U.S. federal income tax purposes a “U.S. holder,” which means (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any state of the United States (or the District of Columbia), (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust (i) if both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has validly elected to be treated as a U.S. person. The U.S. federal income tax consequences to non-U.S. holders are set forth below.

This discussion assumes that we are not, and will not become, a passive foreign investment company, or PFIC (as described below).

Taxation of dividends

We do not currently anticipate paying any dividends. If we were to pay dividends currently, the following discussion summarizes the relevant U.S. tax consequences to you.

The gross amount of any distribution, including Dutch withholding tax thereon, with respect to our ordinary shares (other than certain pro rata distributions of ordinary shares) will be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. We do not intend to maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, distributions will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Subject to applicable limitations, including minimum holding period and certain other requirements, dividends paid to noncorporate holders will be taxable at a maximum rate of 20%. You should consult your tax advisor regarding the availability of this preferred tax rate under your particular circumstances. An additional 3.8% “net investment income tax” may apply to dividends received by certain U.S. holders of our ordinary shares, including individuals, estates and trusts. Individuals with U.S. modified adjusted gross income over income thresholds of $250,000 for married filing jointly taxpayers and $200,000 for single taxpayers will be subject to the additional net investment income tax. Estates and trusts are subject to lower thresholds. You should consult your tax advisor regarding the application of the net investment income tax to your specific situation.

Subject to the next sentence, dividends paid on ordinary shares will constitute income from sources outside of the United States for foreign tax credit limitation purposes and will generally not be eligible for the dividends-received deduction generally allowed to U.S. corporate shareholders. However, some portion of any dividend received with respect to the ordinary shares may be treated as U.S. source income under the rules of Section 904(h) of the IRC regarding “United States-owned foreign corporations.” These rules apply where United States persons directly or indirectly own 50 percent or more of either the total combined voting power of all classes of stock entitled to vote or the total value of the stock of the foreign corporation. If such rules apply, they could limit a U.S. holder’s ability to claim foreign tax credits with respect to dividends paid on our ordinary shares. We currently expect to be treated as a U.S.-owned foreign corporation. You should consult your tax advisor regarding the source of any dividend received.

The amount of any distribution paid in Euro will be the U.S. dollar value of the Euro on the date of your actual or constructive receipt of the dividend, determined at the spot rate in effect on such date, regardless of whether you convert the payments into U.S. dollars. Gain or loss, if any, recognized by you on the subsequent sale, conversion or disposition of Euro will be ordinary income or loss, and will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Subject to certain conditions and limitations, including the sourcing rules discussed above, and subject to the discussion in the next paragraph, tax withheld in the Netherlands will be treated as a foreign tax that you may elect to deduct in computing your U.S. federal taxable income or credit against your U.S. federal income tax liability. Amounts paid in respect of dividends on ordinary shares will be treated as “passive income” for purposes of calculating the amount of the foreign tax credit available to a U.S. holder. Foreign tax credits allowable with respect to each category of income cannot exceed the U.S. federal income tax payable on such category of income.

Under certain circumstances, we will be allowed to reduce the amount of dividend withholding tax imposed on U.S. holders that is paid over to the Dutch taxing authorities by crediting withholding tax imposed on certain dividends paid to us by certain of our non-Dutch subsidiaries (as discussed under “—Material Dutch Tax Consequences—Dividend Withholding Tax”). In such an event, the Dutch withholding tax imposed on dividends paid to you may not be fully creditable against your U.S. federal income tax liability. As noted above, we do not currently anticipate paying dividends.

Sale, exchange or other taxable disposition of the ordinary shares

You will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and your tax basis for such ordinary shares. Such gain or loss will be a capital gain or loss and will be long-term capital gain if the ordinary shares were held for more than one year. Long-term capital gains of noncorporate holders are taxed at a maximum rate of 20%. The additional 3.8% net investment income tax (described above) may apply to gains recognized upon the sale, exchange or other taxable disposition of ordinary shares by certain U.S. holders of our ordinary shares (individuals, estates and trusts) who meet the modified adjusted gross income thresholds (discussed above). There are limitations on the deductibility of capital losses. Any such gain or loss generally would be treated as income or loss from sources within the United States for foreign tax credit limitation purposes.

If you receive Euro upon a sale, exchange or other taxable disposition of ordinary shares, you generally will realize an amount equal to the U.S. dollar value of the Euro on the date of disposition of the ordinary shares. However, if the ordinary shares are treated as “traded on an established securities market,” a cash basis or electing accrual basis taxpayer will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the taxable disposition. If an accrual basis U.S. holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service. Your initial tax basis in the ordinary shares will be your U.S. dollar cost of the ordinary shares determined on the date of purchase. However, if the ordinary shares are treated as traded on an established securities market and you are either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, you will use the exchange rate in effect on the settlement date of the purchase. Gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such Euro generally will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Redemption of ordinary shares

The redemption by us of our ordinary shares will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under “Sale, Exchange or Other Taxable Disposition of the Ordinary Shares”) or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under “Taxation of Dividends”). You should consult your tax advisor regarding the treatment of a redemption of ordinary shares.

Passive foreign investment company

A non-U.S. corporation will generally be considered a PFIC for U.S. federal income tax purposes for any taxable year if, after applying certain look-through rules, either (i) 75% or more of its gross income in such taxable year is passive income (the income test) or (ii) the average percentage (determined on the basis of a quarterly average) of the value of its assets that produce or are held for the production of passive income is at least 50% (the asset test). For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from certain commodities and securities transactions.

We believe that we will not be considered a PFIC for U.S. federal income tax purposes for the current taxable year and we do not expect to become a PFIC in the foreseeable future. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which you held an ordinary share, certain adverse income tax and reporting consequences could apply.

If we were a PFIC for any taxable year in which a U.S. holder held ordinary shares, gains recognized by the U.S. holder on (i) a sale or other disposition (including certain pledges) of ordinary shares and (ii) income from certain “excess distributions” would be subject to special rules. Such gain or excess distribution would be allocated ratably over such U.S. holder’s holding period for the ordinary shares, with one of the following two tax rates applying for each year of allocation. First, the amount allocated to the current taxable year and to any year before we became a PFIC would be taxed as current year ordinary income. Second, the amount allocated to each other taxable year (i.e., from the time we became a PFIC until the current year) would be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year to which such amount was allocated, and an interest charge would be imposed on the resulting tax liability with respect to each such taxable year (i.e., from the time we became a PFIC until the current year).

Certain elections may be available that would result in alternative treatments (such as the mark-to-market treatment) of the ordinary shares. We do not intend to prepare or provide the information that would enable U.S. holders to make a “qualified electing fund” election. Furthermore, if we were a PFIC for any taxable year in which we paid a dividend or the prior taxable year, the favorable rates discussed above with respect to dividends paid to certain noncorporate U.S. holders would not apply.

U.S. holders should be aware that if we are a PFIC, the general tax treatment for U.S. holders described in this subsection would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be PFICs. Furthermore, certain elections (such as the mark-to-market election) may not be available in respect of stock of our subsidiaries that are PFICs. If you own our ordinary shares during any year in which we are a PFIC, you may be subject to annual reporting requirements. You are urged to consult your tax advisor regarding the potential application of the PFIC rules to your investment in our ordinary shares.

Backup withholding and information reporting

Payment of dividends and proceeds from a sale or other taxable disposition that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding at a rate of 24% unless (i) you are an exempt recipient or (ii) in the case of backup withholding, you provide us with your correct taxpayer identification number on Internal Revenue Service Form W-9 and certify that you are not subject to backup withholding. The amount of any backup withholding withheld from a payment to you is not an additional tax and it will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Under the Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”) certain U.S. taxpayers holding financial assets outside the United States must report those assets to the Internal Revenue Service, generally using Internal Revenue Service Form 8938, “Statement of Specified Foreign Financial Assets.” U.S. holders who are individuals and who hold interests in foreign financial assets exceeding certain threshold amounts are required to report our name and address (and the information necessary to identify our ordinary shares held by such individual) in an attachment to such individual’s annual tax return, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). Under certain circumstances, an entity may be treated as an individual for purposes of these rules. Internal Revenue Service Form 8938 and its related instructions provide detailed information as to foreign financial assets that must be reported, exempt assets and available exemptions from reporting for such assets held in certain financial accounts.

U.S. federal income tax consequences to non-U.S. holders

Sale, exchange or redemption of the ordinary shares

If you are not a U.S. holder (as defined above), and you are not a partnership for U.S. federal tax purposes, and you sell, exchange or redeem ordinary shares, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

•

the gain is effectively connected with a trade or business that you conduct in the United States through an office or other fixed place of business (subject to additional considerations if you are eligible for the benefits of an income tax treaty with the United States), or

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the ordinary shares, and certain other conditions are satisfied.

Backup withholding and information reporting

United States rules concerning backup withholding and information reporting are described above. These rules apply to non-U.S. holders as follows:

Backup withholding and information reporting may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. person in order to avoid the application of such backup withholding and information reporting requirements. You should consult with your tax advisor concerning the application of the backup withholding and information reporting rules.

To the extent that any dividends we pay are treated as U.S. source income (see the discussion above under “—U.S. Federal Income Tax Consequences to U.S. Holders—Taxation of Dividends”), FATCA, as modified by Treasury Regulations, other administrative guidance and intergovernmental agreements, may apply to certain non-U.S. holders. FATCA generally imposes a U.S. withholding tax of 30% on U.S. source dividend income, if any, paid on our ordinary shares and on the U.S. source gross proceeds, if any, of a disposition of our ordinary shares paid to (i) a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise complies with the requirements of an applicable intergovernmental agreement or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person that directly or indirectly owns more than 10% of the entity or otherwise complies with the requirements of an applicable intergovernmental agreement. FATCA is generally effective; however, withholding with respect to U.S.-source gross proceeds will not begin until January 1, 2019. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in our ordinary shares.

Prospective investors are urged to consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming ordinary shares under the laws of their respective jurisdictions in light of their own particular circumstances.

Underwriting

We are offering the ordinary shares described in this prospectus supplement through J.P. Morgan Securities LLC, acting as sole book-running manager and underwriter (the underwriter). We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the agreed-upon price therein, the aggregate amount of ordinary shares set forth on the cover page of this prospectus supplement.

The underwriter proposes to offer the ordinary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the ordinary shares to the public, if all of the ordinary shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Sales of ordinary shares made outside of the United States may be made by affiliates of the underwriter.

The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriter to us per ordinary share. The underwriting fee is $             per share. The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriter.

Price
Per ordinary share	$
Total	$

A prospectus in electronic format may be made available on the website maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, for a period of 60 days after the date of the final prospectus supplement for this offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter, other than the ordinary shares to be sold hereunder and any of our ordinary shares issued upon the exercise of options granted under our stock-based compensation plans and those of our subsidiaries.

Our directors and senior executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, for a period of 60 days after the date of the final prospectus supplement for this offering, may not, without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly announce the intention to enter into any such transaction, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares. Each of the lock-up agreements contains certain exceptions, including, among others, the establishment of a new 10b5-1 plan pursuant to and in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (Exchange Act), provided that (A) the 10b5-1 plan shall not provide for or permit any transfers, sales or other dispositions of shares during the lock-up period, (B) entry into the 10b5-1 plan is not required to be reported with the SEC in accordance with the Exchange Act, and no other public announcement of the 10b5-1 plan is required and (C) neither the undersigned, or any other party to such 10b5-1 plan, nor we voluntarily effect any public announcement, filing or report regarding such 10b5-1 plan during the lock-up period; transfers or sales of ordinary shares pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of the lock-up agreement; and the exercise of any stock option or the vesting (or forfeiture) of any restricted stock unit granted under our stock-based compensation plans or those of our subsidiaries, including in the case of stock options any form of cashless exercise, and transfers of ordinary shares to us to cover tax payments resulting from the exercise of any stock option or the vesting of any restricted stock unit, provided, that any ordinary shares received upon the exercise of any stock option or the vesting of any restricted stock unit shall be subject to the restrictions contained in the lock-up agreement.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriter of a greater number of ordinary shares than it is required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq Stock Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering the underwriter may engage in passive market making transactions in our ordinary shares on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the related prospectus. This prospectus supplement and the related prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 (or, if the Member State has implemented the relevant provision of the Prospectus Directive, 150) natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Member State, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares, will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been obtained with respect to each such proposed offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The underwriter, their respective affiliates and others will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The underwriter has not authorized, nor does it authorize, the making of any offer of shares in circumstances in which an obligation arises for the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The above selling restriction is in addition to any other selling restrictions set out below.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Corporations Act), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (Exempt Investors) who are sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 71) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this supplement prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under

Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriter is acting as a financial advisor to us in connection with the Cartiva Transaction, pursuant to which it will receive an advisory fee.

Expenses of this offering

Set forth below is an itemization of the anticipated expenses that are expected to be incurred in connection with the sale of ordinary shares in this offering, excluding underwriting discounts and commissions. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$54,780
Printing and engraving expenses	75,000
Legal fees and expenses	260,000
Accounting fees and expenses	90,000
Transfer agent and registrar fees	5,000
Miscellaneous fees and expenses	15,220

Total	$500,000

Legal matters

Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares offered by this prospectus supplement will be passed upon for us by Stibbe N.V. Certain other legal matters in connection with the offering of ordinary shares under this prospectus supplement will be passed upon for us by Ropes & Gray LLP. The underwriter is represented by Latham & Watkins LLP. Neither Ropes & Gray LLP nor Latham & Watkins LLP is passing on any matters of Dutch law and both are relying on the opinion of Stibbe N.V. as to all matters of Dutch law, and Stibbe N.V. is not passing on any matters other than those governed by Dutch law.

Experts

The consolidated balance sheets of Wright Medical Group N.V. and its subsidiaries as of December 31, 2017 and December 25, 2016, and the related consolidated statements of operations, comprehensive loss, cash flows and shareholders’ equity for the years ended December 31, 2017, December 25, 2016, and December 27, 2015, and the related notes and financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.wright.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus supplement.

Incorporation of certain documents by reference

The information incorporated by reference is an important part of this prospectus supplement, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our ordinary shares covered by this prospectus supplement (except, in each case, for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended April 1, 2018 and July 1, 2018;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2018; April 4, 2018; June 21, 2018; July 2, 2018; July 3, 2018; and August 27, 2018;

•

the information in our Definitive Proxy Statement, filed with the SEC on May 15, 2018, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

•

the description of our ordinary shares contained in our registration statement on Form S-3 (Reg. No. 333-211115), under “Description of Ordinary Shares” and any amendments or reports filed for the purpose of updating such description.

Our SEC File No. is 001-35065.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, including a prospectus supplement, which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to:

James A. Lightman

Senior Vice President, General Counsel and Secretary

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

(+ 31) 20 521 4777

Prospectus

Wright Medical Group N.V.

Ordinary shares

Debt securities

Warrants

Guarantees

Units

Wright Medical Group N.V., or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings or series and on terms that will be determined at the time of the offering, any combination of the securities described in this prospectus.

This prospectus describes the general manner in which the securities described in this prospectus may be offered and sold. The specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, the applicable prospectus supplement will provide the names of the agents, dealers or underwriters and describe any applicable fees, commissions or discounts.

You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “WMGI.” On May 3, 2016, the last sale price of our ordinary shares on the NASDAQ Global Select Market was $18.26.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2016.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

i

About this prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. Under this shelf registration process, we or the selling security holders may sell any combination of the securities described in this prospectus in one or more offerings, up to an indeterminate amount. We will not receive any proceeds from the sale of any securities by the selling security holders.

This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering.

The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless the context requires otherwise, in this prospectus, the terms “Wright,” “Wright Medical Group,” the “Company,” “we,” “us,” “our” and similar references refer to Wright Medical Group N.V. and our consolidated subsidiaries; the term “ordinary shares” refers to our ordinary shares, par value €0.03 per share; the term “securities” refers our ordinary shares, debt securities, warrants, guarantees and units; and the term “selling security holders” refers to certain of our shareholders who may sell ordinary shares or other holders of our securities who may offer and sell such securities under this prospectus and who will be named in a prospectus supplement.

The company

We are a global medical device company focused on extremities and biologics products. We are committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and are a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. We market our products in over 50 countries worldwide.

On October 1, 2015, we became Wright Medical Group N.V. following the merger of Wright Medical Group, Inc. (legacy Wright) with Tornier N.V. (legacy Tornier). The combined company leverages the global strengths of both product brands as a pure-play extremities and biologics business. We believe our leadership will be further enhanced by the recent U.S. Food and Drug Administration (FDA) premarket approval of AUGMENT® Bone Graft, a biologic solution that adds additional depth to one of the most comprehensive extremities product portfolios in the industry, as well as provides a platform technology for future new product development. The highly complementary nature of legacy Wright’s and legacy Tornier’s businesses has given us significant diversity and scale across a range of geographies and product categories. We believe we are differentiated in the marketplace by our strategic focus on extremities and biologics, our full portfolio of upper and lower extremities and biologics products, and our specialized and focused sales organization.

We are a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands. We were initially formed as a private company with limited liability (besloten vennootschap) in 2006. Our principal executive offices are located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. Our telephone number at this address is (+ 31) 20 521-4777. Our agent for service of process in the United States is CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801. Our corporate website is located at www.wright.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

Risk factors

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under “Part II. Item 1.A. Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, which is on file with the SEC and is incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus that also are incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the risks or uncertainties described in those risk factors actually occurs, our business, results of operations, financial condition or cash flows could be harmed. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and prospects and could cause the trading price of our ordinary shares or value of our securities to decline, resulting in a loss of all or part of your investment.

Note regarding forward-looking statements

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act. Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors,” including the risks described under “Part II. Item 1.A. Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, which is incorporated herein by reference, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

Forward-looking statements speak only as of the date of this prospectus or as of the date given if provided in another filing with the SEC. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances after the date of such statements.

Use of proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, clinical and product development, capital expenditures, the acquisition of technologies, products or businesses (although we are not currently party of any binding agreements or commitments with respect to any such acquisitions), repayment and refinancing of debt and working capital. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

We will not receive any proceeds from the sale of securities by the selling security holders.

Ratio of earnings to fixed charges

The following table presents our historical ratios of earnings to fixed charges for the years ended December 27, 2015 and December 31, 2014, 2013, 2012, and 2011. We compute this ratio by dividing the sum of earnings before income taxes and fixed charges by fixed charges. Fixed charges represent interest expense, amortization of debt issuance costs, and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.

	Fiscal year ended
	December 27, 2015(1)	December 31, 2014(1)(2)	December 31, 2013(1)(2)	December 31, 2012(1)(2)	December 31, 2011(1)(2)
Ratio of earnings to fixed charges	(4.51)	(11.30)	(11.56)	0.71	(0.45)

(1)	Earnings were inadequate to cover fixed charges for the years ended December 27, 2015 and December 31, 2014, 2013 and 2011 by $242.2 million, $246.8 million, $230.4 million, and $3.4 million, respectively.

(2)	The historical ratios of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012 and 2011 are based on the financial information of Wright Medical Group, Inc., our predecessor for accounting purposes.

General description of securities that we may sell

We may offer and sell, at any time and from time to time:

•	our ordinary shares, par value €0.03 per share;

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	senior or subordinated guarantees; or

•	units of any combination of the securities that may be sold under this prospectus.

The terms of any securities we may offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of ordinary shares

The following description of the general terms and provisions of our ordinary shares is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association. Our articles of association have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read this exhibit for provisions that may be important to you.

Authorized ordinary shares

Our articles of association provide an authorized capital of €9,600,000 divided into 320,000,000 ordinary shares, each with a nominal value of €0.03. As of May 2, 2016, we had 102,713,374 ordinary shares issued and outstanding. We do not have any preferred shares authorized or outstanding.

Form of ordinary shares

We issue our ordinary shares in registered form and such shares are not certificated.

Issuance of ordinary shares

We may issue ordinary shares subject to the maximum prescribed by our authorized capital contained in our articles of association. Our articles of association provide for an authorized capital consisting of one class of shares, being 320,000,000 ordinary shares, each with a nominal value of €0.03. A designation of authority to the board of directors to issue ordinary shares remains effective for the period specified by the general meeting and may be granted up to a maximum of five years from the date of designation. The general meeting may renew this designation annually. Without this designation, only the general meeting has the power to resolve to issue ordinary shares. Our board of directors is authorized to issue ordinary shares (but not different classes of ordinary shares) until June 18, 2020 under the restrictions specified in our articles of association.

In connection with the issuance of ordinary shares, at least the nominal value must be paid for such shares. No obligation other than to pay the nominal amount of and any premium agreed upon a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise. Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by us.

Any increase in the number of authorized ordinary shares and the introduction of different classes of shares would require an amendment to our articles of association in order to effect such increase. Such amendment would need to be made by a proposal of our board of directors and adopted by our shareholders at a general meeting by simple majority of votes cast in a meeting in which at least one-third of our outstanding ordinary shares are represented.

Preemptive rights

Shareholders have a pro-rata preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting, or the relevant other corporate body which has been designated as the authorized corporate body to issue shares, which in our case is our board of directors, limits or eliminates this right. Our shareholders have no pro-rata preemptive subscription right with respect to ordinary shares issued (1) for consideration other than cash, (2) to our employees or the employees of our group of companies or (3) to a party exercising a previously obtained right to acquire shares.

The right of our shareholders to subscribe for ordinary shares pursuant to this preemptive right may be eliminated or limited by the general meeting. If the general meeting delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of holders of ordinary shares. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting where less than half of the issued share capital is represented or a majority of the votes cast at the general meeting where more than half of the share capital is represented. Designations of authority to the board of directors may remain in effect for up to five years and may be renewed for additional periods of up to five years.

Our board of directors is authorized to limit or eliminate the preemptive rights of holders of ordinary shares until June 18, 2020.

Repurchases of our ordinary shares

We may acquire ordinary shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:

•

our shareholders’ equity, less the amount to be paid for the ordinary shares to be acquired, exceeds the sum of (i) our share capital account plus (ii) any reserves required to be maintained by Dutch law or our articles of association; and

•	after the acquisition of ordinary shares, we and our subsidiaries would not hold, or hold as pledgees, ordinary shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Our board of directors may repurchase ordinary shares only if our shareholders have authorized the board of directors to do so. Our board of directors is authorized to repurchase the maximum permissible amount of ordinary shares on the NASDAQ Global Select Market until December 18, 2016, the maximum term under Dutch law, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market price of the ordinary shares on the NASDAQ Global Select Market at the time of the transaction. The authorization is not required for the acquisition of our ordinary shares listed on the NASDAQ Global Select Market for the purpose of transferring the shares to employees under our equity incentive plans.

Capital reductions; cancellation

Upon a proposal of the board of directors, at a general meeting, our shareholders may vote to reduce our issued share capital by canceling shares held by us in treasury or by reducing the nominal value of the shares by amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. In order to be approved, a resolution to reduce the capital requires approval of a majority of the votes cast at a meeting if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the meeting if less than half of the issued capital is represented at the meeting.

A resolution that would result in the reduction of capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. A resolution to reduce capital requires notice to our creditors who have the right to object to the reduction in capital under specified circumstances.

General meetings of shareholders

Each shareholder has a right to attend general meetings, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting each year. This meeting must be convened at one of three specified locations in the Netherlands (Amsterdam, Haarlemmermeer (Schiphol airport) and Schiedam) within six months after the end of our fiscal year. Our board of directors may convene additional general meetings as often as they deem necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of our issued share capital may request the Dutch courts to order that a general meeting be held. Dutch law does not restrict the rights of holders of ordinary shares who do not reside in the Netherlands from holding or voting their shares.

We will give notice of each general meeting by publication on our website and in any other manner that we may be required to follow in order to comply with applicable stock exchange and SEC requirements. We will give notice no later than the fifteenth day prior to the day of the meeting. The notice will include or be accompanied by an agenda identifying the business to be considered at the meeting. Shareholders representing at least 3% of the issued share capital have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held. Our board of directors may decide that shareholders are entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations. Our board of directors may adopt a resolution containing conditions for the use of electronic means of communication in writing. If our board of directors has adopted such regulations, they will be disclosed with the notice of the meeting as provided to shareholders.

Board seats

We maintain a single-tiered board of directors comprising both executive directors and non-executive directors. Currently, our board of directors consists of two executive directors and eight non-executive directors. On April 4, 2016, David H. Mowry announced his resignation as our Executive Vice President and Chief Operating Officer and as an executive director, effective May 6, 2016. Our board of directors reduced the size of our board to one executive director and eight non-executive directors, effective May 6, 2016. Robert J. Palmisano is our President and Chief Executive Officer and our executive director.

The general meeting appoints the members of our board of directors, subject to a binding nomination of our board of directors in accordance with the relevant provisions of the Dutch Civil Code and our articles of association. Our board of directors makes the binding nomination based on a recommendation of our nominating, corporate governance and compliance committee. If the list of candidates contains one candidate for each open position to be filled, such candidate shall be appointed by the general meeting unless the binding nature of the nominations by our board of directors is set aside. The binding nature of nominations by our board of directors can only be set aside by a vote of at least two-thirds of the votes cast at an annual or extraordinary general meeting, provided such two-thirds vote constitutes more than half of our issued share capital. In such case, a new meeting is to be called at which the resolution for appointment of a member of our board of directors shall require a majority of two-thirds of the votes cast, representing more than half of our issued share capital.

Under applicable Dutch law, a vacancy can only be filled by a resolution of the general meeting from a binding nomination drawn up by the board of directors.

A resolution of the general meeting to suspend a member of our board of directors requires the affirmative vote of an absolute majority of the votes cast. A resolution of the general meeting to suspend or dismiss members of our board of directors, other than pursuant to a proposal by our board of directors, requires a majority of at least two-thirds of the votes cast, representing more than half of our issued share capital.

Pursuant to a securityholders’ agreement among us, TMG Holdings Coöperatief U.A. (“TMG”) and certain other shareholders, TMG has the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owns at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owns at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owns at least 5% but less than 10% of our outstanding ordinary shares. We agreed to use our reasonable best efforts to cause the TMG designees to be elected. As of May 2, 2016, TMG beneficially owned 6.1% of our outstanding ordinary shares. Sean D. Carney and Elizabeth H. Weatherman are the current directors who are designees of TMG.

Under Dutch law and our articles of association, our board of directors is collectively responsible for our policy and general affairs of our company. The executive directors are responsible for the day-to-day affairs. The non-executive directors supervise and provide guidance to the executive directors. In performing their duties, our directors are guided by the interests of the company and, within the boundaries set by relevant Dutch law, are required to take into account the relevant interests of our stakeholders. The internal affairs of our board of directors are also governed by internal rules for the board of directors. Each director owes a duty to our company to properly perform the duties assigned to such director and to act in our corporate interest.

Voting rights

Each ordinary share is entitled to one vote. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association do not limit the number of registered shares that may be voted by a single shareholder. Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings. Resolutions of the general meeting are adopted by a simple majority of votes cast at a meeting where at least one-third of the issued share capital is represented, except as described in the following two paragraphs.

Matters requiring a majority of at least two-thirds of the votes cast, which votes also represent more than half of our issued share capital include, among others:

•	a resolution to cancel a binding nomination for the appointment of members of the board of directors;

•	a resolution to appoint members of the board of directors, if the board of directors fails to use its right to submit a binding nomination, or if the binding nomination is set aside; and

•	a resolution to dismiss or suspend members of the board of directors other than pursuant to a proposal by the board of directors.

Matters requiring a majority of at least two-thirds of the votes cast, if less than half of our issued share capital is represented include, among others:

•

a resolution of the general meeting regarding restricting and excluding preemptive rights, or decisions to designate the board of directors as the body authorized to exclude or restrict preemptive rights;

•	a resolution of the general meeting to reduce our outstanding share capital; and

•	a resolution of the general meeting to have us merge or demerge.

Quorum for general meetings

Apart from the resolutions referred to in the first three bullet points under “—Voting Rights,” under our articles of association, holders of at least one-third of the outstanding ordinary shares must be represented at a meeting to constitute a quorum. If a quorum was not represented at the meeting, a new meeting may be convened at which the resolution may, other than for the resolutions referred to under “—Voting Rights,” be passed, irrespective of the part of the capital represented at such meeting. In the notice convening the new meeting it must be stated, giving the reason therefor, that a resolution may be passed, irrespective of the part of the capital represented at the meeting.

Adoption of annual accounts and discharge of management liability

Our board of directors must prepare statutory annual accounts within five months after the end of our financial year, unless the shareholders have approved an extension of this period for up to five additional months due to certain special circumstances. Our statutory accounts to date have been prepared under generally accepted accounting practices in the Netherlands (“Dutch GAAP”) and are deposited with the Trade Register in Amsterdam, the Netherlands. For fiscal 2015, our statutory accounts will be prepared under international financial reporting standards (“IFRS”). Our statutory accounts prepared under Dutch GAAP and IFRS are different from our consolidated financial statements prepared under generally accepted accounting practices in the United States, such as those incorporated by reference in this prospectus. Our statutory annual accounts must be accompanied by an auditor’s certificate, a report of the board of directors and certain other mandatory information and must be made available for inspection by the general meeting at our offices within the five-month period referenced above. Under Dutch law, our general meeting is in first instance authorized to approve the appointment and removal of our independent auditors, as referred to in Article 2:393 of the Dutch Civil Code, to audit the annual accounts. The annual accounts are adopted by our shareholders at the general meeting and prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.

The adoption of the annual accounts by the general meeting does not release the members of our board of directors from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution to be voted on in the general meeting.

Our financial reporting is subject to the supervision of the Netherlands Authority for the Financial Markets (“AFM”). The AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend us to make available further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) (“Enterprise Chamber”) order us to (i) provide an explanation of the way the applicable financial reporting standards have been applied to our financial reports or (ii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Dividends

Our articles of association prescribe that profits or reserves appearing in our annual accounts adopted by the general meeting will be at the disposal of the general meeting. We will have power to make distributions to our shareholders and other persons entitled to distributable profits only to the extent that our equity exceeds the sum of the paid and called-up portion of the ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law or our articles of association. We may not make any distribution of profits on our ordinary shares that we hold. The general meeting, whether or not upon the proposal of our board of directors, determines whether and how much of the remaining profit they will reserve and the manner and date of such distribution. All calculations to determine the amounts available for dividends are based on our statutory annual accounts prepared under Dutch GAAP or IFRS and deposited with the Trade Register in Amsterdam, the Netherlands, which may be different from our consolidated financial statements, such as those incorporated by reference in this prospectus.

Liquidation rights

In the event of a dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed to the holders of our ordinary shares in proportion to their nominal possession of such shares. All distributions referred to in this paragraph shall be made in accordance with the relevant provisions of Dutch law.

Redemption, conversion and sinking fund rights

Holders of ordinary shares have no redemption, conversion or sinking fund rights.

Limitations on non-residents and exchange controls

There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Currently, there are no exchange controls under the laws of the Netherlands on the conduct of our operations or affecting the remittance of dividends.

Market abuse

The Dutch Financial Supervision Act (Wet op het financieel toezicht) (“FSA”) provides for specific rules intended to prevent market abuse which include prohibitions on insider trading, divulging inside information and tipping, and market manipulation. We are subject to the rules under the FSA which prohibit insider trading prohibition (in particular, if we trade in our ordinary shares or in financial instruments the value of which is determined or co-determined by the value of our ordinary shares), divulging insider information, and tipping and market manipulation. The prohibition on market manipulation under the FSA may mean that certain restrictions apply to our ability to buy-back our ordinary shares. In certain circumstances, our shareholders can also be subject to the market abuse rules under the FSA.

Pursuant to the FSA, we have adopted a code of conduct on insider trading and confidentiality in respect of holding of and carrying out of transactions by our board members and employees in our ordinary shares or in financial instruments the value of which is determined or co-determined by the value of our ordinary shares.

Netherlands squeeze-out proceedings

Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for his, her or its own account contributes at least 95% of our issued capital may institute proceedings against our other shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such person. Unless the addresses of all of them are known to such person, such person shall also publish the same in a newspaper with a national circulation in the Netherlands.

Securityholders’ agreement

On July 18, 2006, our predecessor entity, Tornier B.V., entered into a securityholders’ agreement with TMG and certain other shareholders at that time, and, by subsequent joinder agreements, additional shareholders, which agreement was amended on August 27, 2010. This agreement contained right of first refusal, tag-along and drag-along provisions, which terminated upon our initial public offering in February 2011. Under director nomination provisions of this agreement, TMG has the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owns at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owns at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owns at least 5% but less than 10% of our outstanding ordinary shares, and we agreed to use our reasonable best efforts to cause the TMG designees to be elected. TMG held approximately 6.1% of our outstanding ordinary shares as of May 2, 2016. Sean D. Carney and Elizabeth H. Weatherman are the current directors who are designees of TMG. This agreement terminates upon the written consent of all parties to the agreement.

Registration rights

We are party to a registration rights agreement with TMG and certain other shareholders, whom we refer to as the holders. Pursuant to the registration rights agreement, we have agreed to (i) use our reasonable best efforts to effect up to three registered offerings of at least $10 million each upon a demand of TMG or its affiliates, (ii) use our reasonable best efforts to become eligible for use of Form S-3 for registration statements and once we become eligible TMG or its affiliates shall have the right to demand an unlimited number of registrations of at least $10 million each on Form S-3 and (iii) maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete. Pursuant to the registration rights agreement, certain holders may have incidental or “piggyback” registration rights with respect to any registrable shares, subject to certain limitations and restrictions, including volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. Under the registration rights agreement, we have agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.

Differences in corporate law

We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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Duties of directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. There is generally only one board of directors.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts also have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Under Dutch law and the articles of association, the board of directors is collectively responsible for the policy and general affairs of the company. The executive directors are responsible for the day-to-day affairs of the company. The non-executive directors are assigned the task of supervising the executive director and providing him or her with advice. Each director owes a duty to our company to properly perform the duties assigned to such director and to act in our corporate interest.

In the Netherlands, a listed company historically had a two-tier board structure with a management board comprising the executive directors and a supervisory board comprising the non-executive directors. It is, however, also possible to have a single-tier board, comprising both executive directors and non-executive directors. We have a single-tier board.

Unlike Delaware, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any board resolution regarding a significant change in the identity or character of the company requires approval of the general meeting.

Election of directors

The Delaware General Corporation Law provides that directors are elected by a plurality vote of the shareholders at the annual meeting of shareholders, unless the certificate of incorporation or bylaws provides otherwise.	Our articles of association provide that nominations of persons for election to the board of directors may be made by the board of directors from a nomination to be drawn up by the board of directors. If the list of candidates contains one candidate for each open position to be filled, such candidate shall be appointed unless the binding nature of the nominations by the board of directors were set aside. Binding nominations of the board of

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directors may be overridden by a vote of at least two-thirds of the votes cast at an annual or extraordinary general meeting if such two-thirds vote constitute more than half of our issued share capital.

Director terms

The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.	In contrast to Delaware law, under Dutch law a non-executive director of a listed company is generally appointed for a maximum term of four years. There is no limit to the number of terms a director may serve. Our articles of association provide that our directors will be appointed for a maximum term of four years. A director may in principle be removed at any time, with or without cause by the general meeting, provided that such resolution is placed on the agenda of the respective general meeting.

Director vacancies

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.	Under Dutch law, new members of the board of directors are appointed by the general meeting, rather than appointed by the board of directors as is typical for a Delaware corporation. Our articles of association provide that such shareholder appointment occurs based on a binding nomination by the board of directors, in which case the general meeting may override the binding nature of such nomination by a resolution of at least two-thirds of the votes cast, which votes also represent more than half of the issued share capital. If the list of candidates contains one candidate for each open position to be filled, such candidate shall be appointed unless the binding nature of the nominations by the board of directors were set aside.

Our articles of association stipulate that, in the event that one or more members of the board of directors are absent or prevented from acting, the remaining members of the board of directors or the sole remaining member of the board of directors shall be entrusted with our management. In the event that all members of the board of directors are absent or prevented from acting, a person to be appointed for that purpose by the general meeting shall be

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temporarily entrusted with the company’s management.

Conflict-of-interest transactions

The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•   the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consents,

•   the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consents, or

•   the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

Under Dutch law, members of the board of directors may not participate in the deliberation and the decision-making process on a subject or transaction in relation to which he or she has a conflict of interest with the company. If all directors are conflicted and in the absence of a supervisory board, the resolution shall be adopted by the general meeting, except if the articles of association prescribe otherwise. Our articles of association provide that a director shall not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with the company. In such event, the other directors shall be authorized to adopt the resolution. If all directors have a conflict of interest as mentioned above, the resolution shall be adopted by the non-executive directors.

Board quorum

Under Delaware law, subject to contrary provisions in the certificate of incorporation or the bylaws, a majority of directors shall constitute a quorum, but in no event shall a quorum consist of less than one-third of the directors.	Pursuant to our articles of association, the board of directors can only adopt valid resolutions by the majority of the members of the board of directors in office present or represented at such board meeting. Our articles of association provide that if one or more members of the board of directors are absent or prevented from acting, the remaining members of the board of directors or the sole remaining member of the board of directors will be entrusted with the management of the company.

Proxy voting by directors

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent director may issue a proxy for a specific board meeting but only to another director in writing.

Shareholder quorum

Under Delaware law, in the absence of a contrary provision in the certificate of incorporation, a quorum shall consist of the holders of a majority of all of the shares entitled to vote at the meeting, but in no event	Although there is no general quorum requirement under Dutch law, our articles of association provide that resolutions shall be passed by a simple majority of votes cast in a meeting where at least one-third of

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shall a quorum consist of less than one-third of the shares entitled to vote at the meeting.	the outstanding shares are represented. If a quorum was not represented at the meeting, a new meeting may be convened at which the resolution may, in principle—other than for the resolutions referred to under “Description of Ordinary Shares—Voting Rights” be passed, irrespective of the part of the capital represented at such meeting. In the notice convening the new meeting it must be stated, giving the reason therefor, that a resolution may be passed, irrespective of the part of the capital represented at the meeting.

Voting rights

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Under Dutch law, shares have one vote per share, provided such shares have the same par value. Certain exceptions may be provided in the articles of association of a company (which is currently not the case in our articles of association). All shareholder resolutions are taken by an absolute majority of the votes cast, unless the articles of association or Dutch law prescribe otherwise. Dutch law does not provide for cumulative voting.

We will give notice of each general meeting by publication on our website, in a newspaper with a national circulation in the Netherlands and in any other manner that we may be required to follow in order to comply with applicable stock exchange and SEC requirements. We will give notice no later than the 15th day prior to the day of the meeting. The notice will include or be accompanied by an agenda identifying the business to be considered at the meeting.

If a record date has been set by the board of directors, holders of shares in the capital of our company on such record date prior to the general meeting are entitled to vote at that general meeting, the record date is the 28th day prior the general meeting.

There is no specific provision in Dutch law for adjournments.

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Shareholder proposals

Delaware law does not specifically grant shareholders the right to bring business before an annual or special meeting.	The agenda for a general meeting must contain such items as the board of directors or the person or persons convening the meeting decide. Unlike under Delaware law, the agenda shall also include such other items as one or more shareholders representing at least 3% of the issued share capital may request of the board of directors in writing, at least 60 days before the date of the meeting.

Shareholder action by written consent

Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depositary receipts are issued, (c) there are no persons entitled to the same rights as holders of depositary receipts, (d) the board of directors has been given the opportunity to give its advice on the resolution and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity therefore renders the adoption of shareholder resolutions without holding a meeting not feasible for listed companies.

Special shareholder meetings

Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the charter or bylaws and the written notice of the special meeting must set forth the purpose or purposes for which the meeting is called.	Our articles of association provide that extraordinary general meetings will be held as often as the board of directors deems such necessary. General meetings shall in principle be convened by the board of directors. Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital may request the competent Dutch Court to order that a general meeting be held.

Appraisal rights

The Delaware General Corporation Law provides for shareholder appraisal rights, or the right to demand payment in cash of the judicially-determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.	In contrast to Delaware law, Dutch corporate law does not generally recognize the concept of appraisal or dissenters’ rights. See “—Shareholder Vote on Certain Reorganizations.”

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Shareholder suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation.

An individual also may commence a class action suit on behalf of such individual and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Under Dutch law, shareholders meeting certain thresholds and certain other stakeholders of the company can initiate inquiry proceedings with the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer). Claimants may request an inquiry into the policy of the company and the conduct of its business. The Dutch Enterprise Chamber will only order an inquiry if a plaintiff can demonstrate that well-founded reasons exist to doubt the soundness of the policies of the company or the conduct of its business. The proceedings may only be initiated after the claimant has given the board of directors of the company advance written notice of its objections to the policy of the company or the conduct of the business. Ample time should be given to the company to examine the objections and to address the legal issues.

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Repurchase of shares

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing and outstanding shares or depositary receipts if permitted under its articles of association. We may acquire our own shares either without paying any consideration, or, in the event any consideration must be paid, only if the following requirements are met: (a) the shareholders’ equity less the payment required to make the acquisition is not less than the sum of called and paid-up capital and any reserve required by Dutch law and our articles of association, (b) we and our subsidiaries would not thereafter hold or hold as a pledgee shares with an aggregate nominal value exceeding 50% of the nominal value of our issued share capital, (c) our articles of association permit such acquisition, which currently is the case, and (d) the general meeting has authorized the board of directors to do so, which authorization has been granted for the maximum period allowed under Dutch law and our articles of association, that period being 18 months.

As discussed in (a) above, a company’s ability to repurchase its own shares may be limited by the amount of any statutory reserves that the company is required to maintain under Dutch law. A larger statutory reserve requirement will result in a company’s ability to repurchase a lesser number of its outstanding shares. The type and amount of any reserve required to be maintained under Dutch law is fact-specific and can include, among other things, (i) a revaluation reserve to cover any increases in the value of tangible and intangible fixed assets and stocks, as well as increases in the value of other assets, (ii) reserves to cover participation interests that the company owns in third parties to the extent that the company is utilizing the equity accounting method (vermogensmutalie methode) to value such interests and (iii) non-distributable reserves equal to the amount of any loans that the board of directors has resolved to provide to third parties for purposes of acquiring shares of the company.

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Anti-takeover provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.	Unlike under Delaware law, neither Dutch law nor our articles of association specifically prevent business combinations with interested shareholders. Under Dutch law various protective measures are as such possible and admissible, within the boundaries set by Dutch case law and Dutch law, in particular the Dutch Corporate Governance Code.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested shareholder, unless:

•   the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

•   after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

•   after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the corporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

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Shareholder inspection rights

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.	Individual shareholders can in principle raise questions and request information from the board of directors during a general meeting. A shareholder may inspect its entry in the shareholders’ register.

Removal of directors

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.	Under Dutch law and our articles of association, the general meeting has the authority to suspend or remove members of the board of directors at any time by adopting either: (a) a resolution, approved by an absolute majority of the votes cast at a meeting, pursuant to a proposal by the board of directors or (b) a resolution, approved by at least two-thirds of the votes cast at a meeting representing more than half of our issued capital, if such suspension or removal is not pursuant to a proposal by the board of directors.

Preemptive rights

Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Under Dutch law, in the event of an issuance of shares, each shareholder will have a pro-rata preemptive right to the number of shares held by such shareholder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash). Preemptive rights in respect of newly issued shares may be limited or excluded by the general meeting or by the board of directors if designated thereto by the general meeting or by the articles of association for a period not exceeding five years.

Our articles of association conform to Dutch law and authorize the general meeting or the board of directors, if so designated by a resolution of the general meeting or by our articles of association, to limit or exclude preemptive rights for holders of our ordinary shares for a period not exceeding five

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years. In order for such a resolution to be adopted, a majority of at least two-thirds of the votes cast in a meeting of shareholders is required, if less than half of the issued share capital is present or represented or a majority of the votes cast at a general meeting at which more than half of the share capital is represented. The authority to limit or exclude preemptive rights relating to issues of our shares was delegated to our board of directors until June 18, 2020.

Dividends

Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.	Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the amount of issued and paid-up capital and increased by reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up capital plus required legal reserves as described hereinbefore as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the Company may reclaim, under certain circumstances, the paid interim dividends as unduly paid. Our board of directors may propose to our general meeting to resolve to make distributions out of our general share premium account or out of any other reserves available for distributions under Dutch law, not being a reserve that must be maintained under Dutch law or pursuant to our articles of association. Dividends may be paid in the form of ordinary shares as well as in cash.

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Shareholder vote on certain reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed; however, unless required by the certificate of incorporation, if (a) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (b) the shares of stock of the surviving corporation are not changed in the merger and (c) the number of ordinary shares of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common shares outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

Under our articles of association, the general meeting may resolve, upon a proposal of the board of directors, that we conclude a legal merger (juridische fusie) or a demerger (splitsing). In addition, the general meeting must approve resolutions of the board of directors concerning an important change in the identity or character of us or our business, in any event including:

•   the transfer of the enterprise or a substantial part thereof to a third party;

•   the entering into or ending of a long-lasting co-operation of the company or a subsidiary with a third party, if this co-operation or the ending thereof is of far-reaching significance for the company; and

•   the acquiring or disposing of an interest in the share capital of a company with a value of at least one-third of the company’s assets according to the most recent annual accounts, by the company or a subsidiary.

Under Dutch law, a shareholder who owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

Compensation of board of directors

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.	In contrast to Delaware law, under Dutch law the general meeting must adopt the compensation policy for the board of directors, which includes a description of the elements of the compensation of any members who serve on our board of directors.

Registrar and transfer agent

A register of holders of the ordinary shares is maintained by American Stock Transfer & Trust Company, LLC in the United States, which also serves as our transfer agent. You may contact American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219 or by telephone at (800) 937-5449.

Description of debt securities

The following description of debt securities sets forth certain material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture to later be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and the debt securities. You should refer to the indenture, including any supplemental indenture, and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. The debt securities will be our unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the debt securities. In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.

The debt securities may be issued in one or more separate series. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem, or be required to redeem, the debt securities;

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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if other than U.S. dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a foreign currency or units of two or more foreign currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•	any additional or different covenants;

•	the form of debt securities;

•	whether the debt securities will be convertible into or exercisable for ordinary shares, warrants or any other securities or property and, if so, such terms and conditions;

•	the applicable guarantees; and

•	any other terms of the debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by more than a de minimis amount. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, exchange and transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the applicable indenture.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the applicable indenture, without service charge and upon payments of any taxes and other governmental charges as described in the applicable indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

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any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination,

•	the manner of payment of principal, premium and interest, if any, on that global debt security, and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and paying agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, merger or conveyance

We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

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in the case we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with all requirements of the indenture and that all conditions precedent to the transaction have been complied with.

Events of default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

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default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, specifying such default or breach and requiring it to be remedied;

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a default under any bond, debenture, note or other evidence of or agreement for indebtedness by us (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the indenture), whether such indebtedness now exists or shall hereafter be created, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $75,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $75,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding securities of that series;

•	specified events of bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

•	the trustee does not institute a proceeding within 60 days; and

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the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days after the trustee has gained knowledge of the occurrence of an event of default.

Waiver, modifications and amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any security of such series; or

•	defaults relating to any covenants of the applicable indenture which cannot be changed without the consent of each holder of a debt security affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the indenture.

We and the trustee may amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series issued under the indenture that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

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change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal of an original issue discount security due and payable upon a declaration of acceleration of maturity, or change any place of payment where, or the coin or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

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reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults provided for in the indenture; or

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modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding security affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by us or our agent, in accordance with the terms of the indenture.

We and the trustee may amend the indenture without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the applicable indenture and in the debt securities;

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to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the applicable indenture;

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to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

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to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated form (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986 (as amended));

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make a change to the debt securities of any series that does not impair or adversely affect the rights of any holder of the debt securities of such series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

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to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and covenant defeasance

Unless otherwise specified in the applicable prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

•	defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in the indenture; or

•	covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. There are no limitations under the laws of The Netherlands or our articles of association on the right of non-residents of The Netherlands to hold the debt securities issued.

Information concerning the trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A.

Our subsidiary, Wright Medical Group, Inc. (“WMG”) and other affiliates of Wright maintain various commercial and investment banking relationships with The Bank of New York Mellon Corporation and its affiliates in their ordinary course of business. The Bank of New York Mellon Trust Company, N.A. acts as trustee under (i) an Indenture with WMG dated February 13, 2015, as may be supplemented from time to time; and (ii) an Indenture with WMG dated August 31, 2012, as may be supplemented from time to time.

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of warrants

We may issue warrants for the purchase of our ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences and Dutch tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Wright.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

Description of guarantees

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will be issued under a separate guarantee agreement and will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Wright, the issuer of the applicable underlying security or otherwise.

Description of units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

General

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations and Dutch tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Global securities

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and, other than ordinary shares, represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Selling restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, debt securities, warrants, guarantees and/or units (collectively, referred to as “securities” in this section), or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, an offer of securities to the public in that Member State may not be made other than an offer to qualified investors within the meaning of the Prospectus Directive, provided that no such offer of ordinary shares shall result in a requirement that we or any underwriter publish a prospectus under Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU) and includes any relevant implementing measure in that Member State.

Selling security holders

If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder, information about such selling security holders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement.

Plan of distribution

We or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The prospectus supplement will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or
•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling security holders may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling security holders pay for solicitation of these delayed delivery contracts.

The selling security holders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling security holder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

We or the selling security holders may sell the offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “WMGI,” but any other securities may or may not be listed on a national securities exchange. Our ordinary shares issued and sold by us under this prospectus will be listed on The NASDAQ Global Select Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling security holders, in the ordinary course of business for which they receive compensation.

There can be no assurance that we or the selling security holders will sell all or any of the securities offered by this prospectus.

Legal matters

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stibbe N.V., Amsterdam, The Netherlands, relating to matters of Dutch law, and Fox Rothschild LLP, New York, New York, relating to matters of New York law. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements and schedule of Wright Medical Group N.V. and subsidiaries as of December 27, 2015 and December 31, 2014, and for each of the years ended December 27, 2015, December 31, 2014 and December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 27, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited Tornier N.V.’s consolidated financial statements and schedule included in Tornier N.V.’s Annual Report on Form 10-K for the year ended December 28, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Tornier N.V.’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where you can find more information

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.wright.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our ordinary shares and us you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below (File No. 001-35065) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2015;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2016 and April 7, 2016;

•

our audited consolidated financial statements set forth in Item 8. Financial Statements and Supplementary Data, including the notes related thereto, on pages 86-123 and the financial statement schedule set forth in Item 15. Exhibits, Financial Statement Schedules on page 180 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014;

•

our unaudited consolidated financial statements set forth in Item 1. Financial Statements under the heading “Part 1-Financial Information” on pages 6-21 of our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015;

•	the information set forth in Item 9.01 of our Current Report on Form 8-K filed with the SEC on October 1, 2015 as amended by our Form 8-K/A filed with the SEC on November 17, 2015; and

•

the description of our ordinary shares contained in Tornier N.V.’s registration statement on Form S-4, as amended (Reg. No. 333-201175), under “Description of Tornier Ordinary Shares” and any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, including a prospectus supplement, which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to:

James A. Lightman

Senior Vice President, General Counsel and Secretary

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

(+31) 20 521-4777

$440,000,000

Ordinary shares

Preliminary prospectus supplement

J.P. Morgan

August     , 2018